Bank of Hawaii Corporation First Quarter 2019 Financial Results

•	Diluted Earnings Per Share $1.43

•	Net Income $58.8 Million

•	Board of Directors Increases Dividend to $0.65 Per Share

FOR IMMEDIATE RELEASE

HONOLULU, HI (April 22, 2019) -- Bank of Hawaii Corporation (NYSE: BOH) today reported diluted earnings per share of $1.43 for the first quarter of 2019, an increase from diluted earnings per share of $1.30 in the previous quarter and $1.28 in the same quarter last year. Net income for the first quarter of 2019 was $58.8 million, an increase of $4.9 million compared with net income of $53.9 million in the fourth quarter of 2018 and up $4.8 million from net income of $54.0 million in the first quarter of 2018.

"We were pleased with our financial performance during the first quarter of 2019," said Peter S. Ho, Chairman, President, and CEO. “We had growth in both loans and deposits, our net interest margin expanded, asset quality remained strong, and expenses were well controlled.”

The return on average assets for the first quarter of 2019 was 1.38 percent, up from 1.26 percent during the previous quarter and 1.29 percent in the same quarter last year. The return on average equity for the first quarter of 2019 was 18.81 percent, up from 17.05 percent in the fourth quarter of 2018 and 17.74 percent in the first quarter of 2018.

Financial Highlights

Net interest income, on a taxable-equivalent basis, for the first quarter of 2019 was $125.8 million, an increase of $0.6 million from net interest income of $125.2 million in the fourth quarter of 2018 and an increase of $5.5 million from net interest income of $120.3 million in the first quarter of 2018. The net interest margin was 3.12 percent for the first quarter of 2019, up 2 basis points compared with the net interest margin of 3.10 percent in the previous quarter and up 12 basis points from the net interest margin of 3.00 percent for the first quarter last year. Analyses of the changes in net interest income are included in Tables 8a and 8b.

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Bank of Hawaii Corporation First Quarter 2019 Financial Results     Page 2

Results for the first quarter of 2019 included a provision for credit losses of $3.0 million compared with a provision for credit losses of $2.0 million in the fourth quarter of 2018 and $4.1 million in the first quarter of 2018. The lower provision for credit losses during the fourth quarter of 2018 was largely due to the release of credit loss reserves related to the sale of the credit card portfolio.

Noninterest income was $43.7 million in the first quarter of 2019, an increase of $1.6 million compared with noninterest income of $42.1 million in the fourth quarter of 2018 and a decrease of $0.3 million compared with noninterest income of $44.0 million in the first quarter of 2018. Noninterest income in the first quarter of 2019 included a $1.4 million commission related to insurance products offered through a third-party administrator. Noninterest income in the first quarter of 2018 included $2.8 million from a low-income housing investment sale. There were no significant items in noninterest income during the fourth quarter of 2018.

Noninterest expense was $93.1 million in the first quarter of 2019, a decrease of $2.8 million compared with noninterest expense of $95.9 million in the fourth quarter of 2018 and a decrease of $1.3 million from noninterest expense of $94.4 million in the same quarter last year. Noninterest expense in the first quarter of 2019 included seasonal payroll expenses of approximately $2.7 million. Noninterest expense in the fourth quarter of 2018 included $3.0 million in one-time significant items related to a medical expense, an operational loss, and legal expenses. Noninterest expense in the first quarter of 2018 included seasonal payroll expenses of approximately $2.5 million in addition to a legal reserve of $2.0 million. An analysis of noninterest expenses related to salaries and benefits is included in Table 9.

The efficiency ratio during the first quarter of 2019 declined to 55.22 percent compared with 57.75 percent in the previous quarter and 57.91 percent in the same quarter last year.

The effective tax rate for the first quarter of 2019 was 18.85 percent compared with an effective tax rate of 20.92 percent in the previous quarter and 16.19 percent during the same quarter last year.  The first quarter of 2019 included tax benefits of $1.9 million related to a commercial customer’s exercise of an early-buy-out option on a leveraged lease. There were no significant items impacting the tax rate during the fourth quarter of 2018. The tax rate during the first quarter of 2018 was favorably impacted by a $2.0 million adjustment to the Company’s low-income housing investments.

The Company’s business segments are defined as Retail Banking, Commercial Banking, Investment Services and Private Banking, and Treasury & Other. Results for the business segments are determined based on the Company’s internal financial management reporting process and organizational structure. Selected financial information is included in Table 13.

Asset Quality

The Company’s asset quality remained strong during the first quarter of 2019. Total non-performing assets were $17.9 million at March 31, 2019, compared with non-performing assets of $12.9 million at December 31, 2018 and $15.7 million at March 31, 2018. As a percentage of total loans and leases, including foreclosed real estate, non-performing assets were 0.17 percent at the end of the first quarter of 2019, compared with 0.12 percent at the end of the fourth quarter of 2018 and 0.16 percent at the end of the first quarter last year.

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Bank of Hawaii Corporation First Quarter 2019 Financial Results     Page 3

Accruing loans and leases past due 90 days or more were $6.1 million at March 31, 2019, compared with $6.6 million at December 31, 2018 and $8.2 million at March 31, 2018. Restructured loans not included in non-accrual loans or accruing loans past due 90 days or more were $48.6 million at March 31, 2019, down from $48.7 million at December 31, 2018 and $56.7 million at March 31, 2018. More information on non-performing assets and accruing loans and leases past due 90 days or more is presented in Table 11.

Net loans and leases charged off during the first quarter of 2019 were $3.7 million or 0.14 percent annualized of total average loans and leases outstanding. Loan and lease charge-offs of $6.8 million during the quarter were partially offset by recoveries of $3.2 million. Net charge-offs during the fourth quarter of 2018 were $4.0 million or 0.15 percent annualized of total average loans and leases outstanding and were comprised of $6.9 million in charge-offs partially offset by recoveries of $2.9 million. Net charge-offs during the first quarter of 2018 were $3.5 million or 0.15 percent annualized of total average loans and leases outstanding and were comprised of $6.0 million in charge-offs partially offset by recoveries of $2.5 million.

The allowance for loan and lease losses was $106.0 million at March 31, 2019, a decrease from $106.7 million at December 31, 2018 and $107.9 million at March 31, 2018. The ratio of the allowance for loan and lease losses to total loans and leases outstanding was 1.01 percent at March 31, 2019 compared with 1.02 percent at December 31, 2018 and 1.09 percent at March 31, 2018. The reserve for unfunded commitments of $6.8 million at March 31, 2019 was unchanged from the prior quarter and the same quarter last year. Details of loan and lease charge-offs, recoveries, and components of the total reserve for credit losses are summarized in Table 12.

Other Financial Highlights

Total assets were $17.4 billion at March 31, 2019, up from total assets of $17.1 billion at December 31, 2018 and $17.1 billion at March 31, 2018. Average total assets were $17.2 billion during the first quarter of 2019, an increase from average total assets of $17.0 billion during the previous quarter and the same quarter last year.

The investment securities portfolio was $5.5 billion at March 31, 2019 compared with $5.5 billion at December 31, 2018 and $6.0 billion at March 31, 2018. The portfolio at March 31, 2019 remains largely comprised of securities issued by U.S. government agencies and includes $3.7 billion in securities held to maturity and $1.9 billion in securities available for sale.

Total loans and leases were $10.5 billion at March 31, 2019, an increase of $99.8 million or 1.0 percent from total loans and leases of $10.4 billion at December 31, 2018 and up $632.0 million or 6.4 percent from $9.9 billion at March 31, 2018. Average total loans and leases were $10.5 billion during the first quarter of 2019, an increase of 1.4 percent from average loans and leases of $10.3 billion during the previous quarter and up 6.8 percent from $9.8 billion during the same quarter last year. The commercial portfolio was $4.0 billion at the end of the first quarter of 2019, up $20.5 million or 0.5 percent from commercial loans of $4.0 billion at the end of the fourth quarter of 2018 and up $207.5 million or 5.5 percent from commercial loans of $3.8 billion at the end of the first quarter last year. The previously mentioned early buy out of a leveraged lease during the first quarter of 2019 reduced the commercial loan portfolio by $15.0 million in outstanding balances. Consumer loans were $6.5 billion at March 31, 2019, up $79.4 million or 1.2 percent from consumer loans of $6.5 billion at the end of the fourth quarter of 2018 and up $424.5 million or 6.9 percent from $6.1 billion at the end of the first quarter last year. Loan and lease portfolio balances are summarized in Table 10.

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Bank of Hawaii Corporation First Quarter 2019 Financial Results     Page 4

Total deposits were $15.3 billion at March 31, 2019, up $240.1 million or 1.6 percent from total deposits of $15.0 billion at December 31, 2018 and up $310.2 million or 2.1 percent from total deposits of $15.0 billion at March 31, 2018. Average total deposits were $15.0 billion during the first quarter of 2019, an increase of $191.9 million compared with average total deposits of $14.8 billion during the previous quarter and an increase of $251.1 million compared with average total deposits of $14.7 billion during the same quarter last year. Consumer deposits increased to $7.9 billion at March 31, 2019, up $218.1 million or 2.8 percent from consumer deposits of $7.7 billion at the end of the fourth quarter of 2018 and up $278.9 million or 3.6 percent from $7.7 billion at the end of the first quarter last year. Commercial deposits increased to $6.2 billion at March 31, 2019, up $63.9 million or 1.0 percent from commercial deposits of $6.1 billion at the end of the fourth quarter of 2018 and up $264.8 million or 4.5 percent from $5.9 billion at the end of the first quarter last year. Other deposits, including public funds, were $1.2 billion at March 31, 2019, down slightly from $1.2 billion at December 31, 2018 and down from $1.4 billion at March 31, 2018. Deposit balances are summarized in Tables 7 and 10.

Total shareholders’ equity was $1.3 billion at March 31, 2019, up slightly from December 31, 2018 and an increase from $1.2 billion at March 31, 2018. The Tier 1 Capital Ratio was 12.75 percent at March 31, 2019 compared with 13.07 percent at December 31, 2018 and 13.37 percent at March 31, 2018. The Tier 1 Leverage Ratio at March 31, 2019 was 7.46 percent compared with 7.60 percent at December 31, 2018 and 7.46 percent at March 31, 2018.

During the first quarter of 2019, the Company repurchased 513.4 thousand shares of common stock at a total cost of $39.9 million under its share repurchase program. The average cost was $77.79 per share repurchased. From the beginning of the share repurchase program initiated during July 2001 through March 31, 2019, the Company has repurchased 55.8 million shares and returned over $2.2 billion to shareholders at an average cost of $39.50 per share. Remaining buyback authority under the share repurchase program was $121.8 million at March 31, 2019. From April 1 through April 18, 2019 the Company repurchased an additional 114.0 thousand shares of common stock at an average cost of $80.79 per share.

The Company’s Board of Directors declared a quarterly cash dividend of $0.65 per share on the Company’s outstanding shares, an increase of 4.8 percent from the cash dividend of $0.62 per share in the previous quarter. The dividend will be payable on June 14, 2019 to shareholders of record at the close of business on May 31, 2019.

Hawaii Economy

General economic conditions in Hawaii remained healthy during the first quarter of 2019. The statewide seasonally-adjusted unemployment continues to remain low at 2.8 percent in March 2019, well below the 3.8 percent unemployment rate nationally.

The real estate market on Oahu remained strong during the first quarter of 2019 with a moderate decrease in home sales. Single-family home sales declined 5.7 percent and condominium sales declined 10.5 percent compared with sales during the first quarter of 2018. The median sales price of a single-family home increased 2.0 percent and the median sales price of a condominium decreased 3.2 percent compared with the same quarter last year.  As of March 31, 2019, the inventory of single-family homes and condominiums on Oahu was 3.4 months and 3.6 months, respectively.

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Bank of Hawaii Corporation First Quarter 2019 Financial Results                 Page 5

For the first two months of 2019, total visitor arrivals increased 1.8 percent although visitor spending declined 2.4 percent compared to the same period in 2018. Tourism during 2019 is expected to continue performing well. Scheduled air seats to Hawaii are projected to expand as Southwest Airlines began flying to Hawaii in March and Hawaiian Airlines began offering the first non-stop flights between Hawaii and Boston in April. More information on current Hawaii economic trends is presented in Table 15.

Conference Call Information

The Company will review its first quarter financial results today at 2:00 p.m. Eastern Daylight Time (8:00 a.m. Hawaii Time). The call will be accessible via teleconference and via the investor relations link of Bank of Hawaii Corporation's website, www.boh.com. The toll-free number is 1 (844) 543-5235 in the United States and Canada and 1 (703) 318-2209 for other international callers. Use the pass code “Bank of Hawaii” to access the call. A replay will be available for one week beginning approximately 10:00 a.m. Hawaii Time on Monday, April 22, 2019. The replay number is 1 (855) 859-2056 in the United States and Canada and 1 (404) 537-3406 from other international locations. Enter the pass code 44456158 when prompted. In addition, a replay will be available on the Company's website, www.boh.com.

Forward-Looking Statements

This news release, and other statements made by the Company in connection with it may contain "forward-looking statements," such as forecasts of our financial results and condition, expectations for our operations and business prospects, and our assumptions used in those forecasts and expectations.  Do not unduly rely on forward-looking statements.  Actual results might differ significantly from our forecasts and expectations because of a variety of factors. More information about these factors is contained in Bank of Hawaii Corporation's Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the U.S. Securities and Exchange Commission.  We have not committed to update forward-looking statements to reflect later events or circumstances.

Bank of Hawaii Corporation is an independent regional financial services company serving businesses, consumers, and governments in Hawaii, American Samoa, and the West Pacific. The Company's principal subsidiary, Bank of Hawaii, was founded in 1897. For more information about Bank of Hawaii Corporation, see the Company’s website, www.boh.com.

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Bank of Hawaii Corporation and Subsidiaries
Financial Highlights			Table 1
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands, except per share amounts)	2019	2018	2018
For the Period:
Operating Results
Net Interest Income	$124,837	$123,973	$118,956
Provision for Credit Losses	3,000	2,000	4,125
Total Noninterest Income	43,679	42,108	44,035
Total Noninterest Expense	93,057	95,911	94,384
Net Income	58,799	53,911	54,040
Basic Earnings Per Share	1.44	1.30	1.29
Diluted Earnings Per Share	1.43	1.30	1.28
Dividends Declared Per Share	0.62	0.62	0.52

Performance Ratios
Return on Average Assets	1.38%	1.26%	1.29%
Return on Average Shareholders' Equity	18.81	17.05	17.74
Efficiency Ratio [1]	55.22	57.75	57.91
Net Interest Margin [2]	3.12	3.10	3.00
Dividend Payout Ratio [3]	43.06	47.69	40.31
Average Shareholders' Equity to Average Assets	7.35	7.39	7.29

Average Balances
Average Loans and Leases	$10,467,321	$10,320,051	$9,803,753
Average Assets	17,236,059	16,988,550	16,957,430
Average Deposits	14,971,404	14,779,511	14,720,266
Average Shareholders' Equity	1,267,438	1,254,704	1,235,550

Per Share of Common Stock
Book Value	$30.91	$30.56	$29.33
Tangible Book Value	30.14	29.80	28.59
Market Value
Closing	78.87	67.32	83.10
High	83.94	82.80	89.09
Low	66.54	63.64	78.40

	March 31,	December 31,	March 31,
	2019	2018	2018
As of Period End:
Balance Sheet Totals
Loans and Leases	$10,548,609	$10,448,774	$9,916,628
Total Assets	17,446,413	17,143,974	17,136,030
Total Deposits	15,267,310	15,027,242	14,957,133
Other Debt	110,624	135,643	235,699
Total Shareholders' Equity	1,269,690	1,268,200	1,241,193

Asset Quality
Non-Performing Assets	$17,925	$12,930	$15,736
Allowance for Loan and Lease Losses	106,023	106,693	107,938
Allowance to Loans and Leases Outstanding	1.01%	1.02%	1.09%

Capital Ratios
Common Equity Tier 1 Capital Ratio	12.75%	13.07%	13.37%
Tier 1 Capital Ratio	12.75	13.07	13.37
Total Capital Ratio	13.87	14.21	14.58
Tier 1 Leverage Ratio	7.46	7.60	7.46
Total Shareholders' Equity to Total Assets	7.28	7.40	7.24
Tangible Common Equity to Tangible Assets [4]	7.11	7.23	7.07
Tangible Common Equity to Risk-Weighted Assets [4]	12.28	12.52	12.80

Non-Financial Data
Full-Time Equivalent Employees	2,112	2,122	2,138
Branches	69	69	69
ATMs	385	382	377

[1] Efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and total noninterest income).
[2] Net interest margin is defined as net interest income, on a taxable-equivalent basis, as a percentage of average earning assets.
[3] Dividend payout ratio is defined as dividends declared per share divided by basic earnings per share.
[4] Tangible common equity to tangible assets and tangible common equity to risk-weighted assets are Non-GAAP financial measures. See Table 2 “Reconciliation of Non-GAAP Financial Measures."
Note: Total Capital Ratio was revised from 14.59% as of March 31, 2018.

Bank of Hawaii Corporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures				Table 2
		March 31,	December 31,	March 31,
(dollars in thousands)		2019	2018	2018

Total Shareholders' Equity		$1,269,690	$1,268,200	$1,241,193
Less:	Goodwill	31,517	31,517	31,517
Tangible Common Equity		$1,238,173	$1,236,683	$1,209,676

Total Assets		$17,446,413	$17,143,974	$17,136,030
Less:	Goodwill	31,517	31,517	31,517
Tangible Assets		$17,414,896	$17,112,457	$17,104,513

Risk-Weighted Assets, determined in accordance
	with prescribed regulatory requirements	$10,079,858	$9,878,904	$9,452,847

Total Shareholders' Equity to Total Assets		7.28%	7.40%	7.24%
Tangible Common Equity to Tangible Assets (Non-GAAP)		7.11%	7.23%	7.07%

Tier 1 Capital Ratio		12.75%	13.07%	13.37%
Tangible Common Equity to Risk-Weighted Assets (Non-GAAP)		12.28%	12.52%	12.80%

Note: Risk-Weighted Assets was revised from $9,451,647 as of March 31, 2018.

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Income			Table 3
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands, except per share amounts)	2019	2018	2018
Interest Income
Interest and Fees on Loans and Leases	$108,511	$107,404	$97,634
Income on Investment Securities
Available-for-Sale	13,432	13,043	12,141
Held-to-Maturity	21,921	21,482	21,296
Deposits	15	10	18
Funds Sold	1,444	727	757
Other	319	352	300
Total Interest Income	145,642	143,018	132,146
Interest Expense
Deposits	15,284	13,172	7,581
Securities Sold Under Agreements to Repurchase	4,571	4,671	4,564
Funds Purchased	157	440	53
Short-Term Borrowings	36	88	16
Other Debt	757	674	976
Total Interest Expense	20,805	19,045	13,190
Net Interest Income	124,837	123,973	118,956
Provision for Credit Losses	3,000	2,000	4,125
Net Interest Income After Provision for Credit Losses	121,837	121,973	114,831
Noninterest Income
Trust and Asset Management	10,761	10,558	11,181
Mortgage Banking	2,287	2,148	2,145
Service Charges on Deposit Accounts	7,364	7,562	7,129
Fees, Exchange, and Other Service Charges	14,208	14,576	14,333
Investment Securities Gains (Losses), Net	(835)	(841)	(666)
Annuity and Insurance	2,578	1,409	1,206
Bank-Owned Life Insurance	1,710	1,941	1,842
Other	5,606	4,755	6,865
Total Noninterest Income	43,679	42,108	44,035
Noninterest Expense
Salaries and Benefits	56,586	54,856	54,422
Net Occupancy	7,594	8,918	8,534
Net Equipment	6,833	6,364	5,527
Data Processing	4,526	5,151	3,891
Professional Fees	2,453	2,467	2,773
FDIC Insurance	1,269	1,336	2,157
Other	13,796	16,819	17,080
Total Noninterest Expense	93,057	95,911	94,384
Income Before Provision for Income Taxes	72,459	68,170	64,482
Provision for Income Taxes	13,660	14,259	10,442
Net Income	$58,799	$53,911	$54,040
Basic Earnings Per Share	$1.44	$1.30	$1.29
Diluted Earnings Per Share	$1.43	$1.30	$1.28
Dividends Declared Per Share	$0.62	$0.62	$0.52
Basic Weighted Average Shares	40,938,318	41,325,456	42,038,573
Diluted Weighted Average Shares	41,213,453	41,601,649	42,358,425

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Comprehensive Income			Table 4
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands)	2019	2018	2018
Net Income	$58,799	$53,911	$54,040
Other Comprehensive Income (Loss), Net of Tax:
Net Unrealized Gains (Losses) on Investment Securities	6,919	11,169	(9,121)
Defined Benefit Plans	246	(2,974)	216
Other Comprehensive Income (Loss)	7,165	8,195	(8,905)
Comprehensive Income	$65,964	$62,106	$45,135

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Condition			Table 5
	March 31,	December 31,	March 31,
(dollars in thousands)	2019	2018	2018
Assets
Interest-Bearing Deposits in Other Banks	$3,550	$3,028	$2,589
Funds Sold	243,867	198,860	387,766
Investment Securities
Available-for-Sale	1,859,256	2,007,942	2,184,187
Held-to-Maturity (Fair Value of $3,637,496; $3,413,994; and $3,711,149)	3,668,811	3,482,092	3,789,092
Loans Held for Sale	17,909	10,987	23,548
Loans and Leases	10,548,609	10,448,774	9,916,628
Allowance for Loan and Lease Losses	(106,023)	(106,693)	(107,938)
Net Loans and Leases	10,442,586	10,342,081	9,808,690
Total Earning Assets	16,235,979	16,044,990	16,195,872
Cash and Due from Banks	293,871	324,081	174,871
Premises and Equipment, Net	159,344	151,837	137,201
Operating Lease Right-of-Use Assets	104,166	—	—
Accrued Interest Receivable	52,820	51,230	52,941
Foreclosed Real Estate	3,225	1,356	2,768
Mortgage Servicing Rights	24,149	24,310	24,493
Goodwill	31,517	31,517	31,517
Bank-Owned Life Insurance	285,155	283,771	280,537
Other Assets	256,187	230,882	235,830
Total Assets	$17,446,413	$17,143,974	$17,136,030

Liabilities
Deposits
Noninterest-Bearing Demand	$4,595,915	$4,739,596	$4,759,777
Interest-Bearing Demand	2,961,444	3,002,925	3,028,373
Savings	5,946,881	5,539,199	5,397,291
Time	1,763,070	1,745,522	1,771,692
Total Deposits	15,267,310	15,027,242	14,957,133
Short-Term Borrowings	—	199	—
Securities Sold Under Agreements to Repurchase	504,299	504,296	505,293
Other Debt	110,624	135,643	235,699
Operating Lease Liabilities	111,230	—	—
Retirement Benefits Payable	40,343	40,494	37,046
Accrued Interest Payable	8,474	8,253	8,229
Taxes Payable and Deferred Taxes	29,935	19,736	29,557
Other Liabilities	104,508	139,911	121,880
Total Liabilities	16,176,723	15,875,774	15,894,837
Shareholders' Equity
Common Stock ($.01 par value; authorized 500,000,000 shares;
issued / outstanding: March 31, 2019 - 58,166,535 / 41,078,688;
December 31, 2018 - 58,063,689 / 41,499,898;
and March 31, 2018 - 58,051,646 / 42,314,414)	578	577	577
Capital Surplus	574,594	571,704	563,598
Accumulated Other Comprehensive Loss	(43,878)	(51,043)	(51,097)
Retained Earnings	1,674,264	1,641,314	1,551,900
Treasury Stock, at Cost (Shares: March 31, 2019 - 17,087,847;
December 31, 2018 - 16,563,791; and March 31, 2018 - 15,737,232)	(935,868)	(894,352)	(823,785)
Total Shareholders' Equity	1,269,690	1,268,200	1,241,193
Total Liabilities and Shareholders' Equity	$17,446,413	$17,143,974	$17,136,030

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Shareholders' Equity							Table 6
				Accum.
				Other
				Compre-
				hensive
	Common Shares	Common	Capital	Income	Retained	Treasury
(dollars in thousands)	Outstanding	Stock	Surplus	(Loss)	Earnings	Stock	Total
Balance as of December 31, 2018	41,499,898	$577	$571,704	$(51,043)	$1,641,314	$(894,352)	$1,268,200
Net Income	—	—	—	—	58,799	—	58,799
Other Comprehensive Income	—	—	—	7,165	—	—	7,165
Share-Based Compensation	—	—	2,274	—	—	—	2,274
Common Stock Issued under Purchase and Equity
Compensation Plans	131,529	1	616	—	(203)	1,673	2,087
Common Stock Repurchased	(552,739)	—	—	—	—	(43,189)	(43,189)
Cash Dividends Declared ($0.62 per share)	—	—	—	—	(25,646)	—	(25,646)
Balance as of March 31, 2019	41,078,688	$578	$574,594	$(43,878)	$1,674,264	$(935,868)	$1,269,690

Balance as of December 31, 2017	42,401,443	$576	$561,161	$(34,715)	$1,512,218	$(807,372)	$1,231,868
Net Income	—	—	—	—	54,040	—	54,040
Other Comprehensive Loss	—	—	—	(8,905)	—	—	(8,905)
Reclassification of the Income Tax Effects of the
Tax Cuts and Jobs Act from AOCI	—	—	—	(7,477)	7,477	—	—
Share-Based Compensation	—	—	1,867	—	—	—	1,867
Common Stock Issued under Purchase and Equity
Compensation Plans	121,299	1	570	—	252	1,128	1,951
Common Stock Repurchased	(208,328)	—	—	—	—	(17,541)	(17,541)
Cash Dividends Declared ($0.52 per share)	—	—	—	—	(22,087)	—	(22,087)
Balance as of March 31, 2018	42,314,414	$577	$563,598	$(51,097)	$1,551,900	$(823,785)	$1,241,193

Bank of Hawaii Corporation and Subsidiaries
Average Balances and Interest Rates - Taxable-Equivalent Basis								Table 7
	Three Months Ended			Three Months Ended			Three Months Ended
	March 31, 2019			December 31, 2018			March 31, 2018
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets
Interest-Bearing Deposits in Other Banks	$3.0	$—	2.05%	$3.3	$—	1.21%	$3.0	$—	2.34%
Funds Sold	241.6	1.5	2.39	128.2	0.7	2.22	204.7	0.8	1.48
Investment Securities
Available-for-Sale
Taxable	1,595.8	11.5	2.90	1,480.5	10.0	2.70	1,595.1	8.9	2.23
Non-Taxable	279.1	2.4	3.45	556.4	3.8	2.77	604.7	4.1	2.74
Held-to-Maturity
Taxable	3,373.5	20.5	2.43	3,360.5	20.0	2.38	3,631.2	19.8	2.18
Non-Taxable	234.1	1.8	3.15	235.1	1.9	3.16	238.0	1.9	3.18
Total Investment Securities	5,482.5	36.2	2.65	5,632.5	35.7	2.53	6,069.0	34.7	2.29
Loans Held for Sale	12.4	0.1	4.35	12.1	0.2	4.63	14.1	0.1	3.76
Loans and Leases [1]
Commercial and Industrial	1,357.8	15.3	4.57	1,351.1	14.3	4.21	1,280.9	11.8	3.73
Commercial Mortgage	2,310.4	24.9	4.36	2,256.0	24.2	4.25	2,096.4	20.6	3.99
Construction	150.4	1.9	5.08	179.8	2.2	4.79	189.4	2.1	4.45
Commercial Lease Financing	160.9	0.9	2.28	173.2	1.0	2.42	179.6	1.0	2.21
Residential Mortgage	3,680.2	35.5	3.86	3,615.8	35.1	3.88	3,478.2	33.3	3.83
Home Equity	1,690.0	16.1	3.87	1,652.4	15.7	3.78	1,595.4	14.6	3.70
Automobile	668.2	6.0	3.66	641.8	6.0	3.73	541.5	5.6	4.19
Other [2]	449.4	7.9	7.13	450.0	8.8	7.72	442.4	8.6	7.91
Total Loans and Leases	10,467.3	108.5	4.18	10,320.1	107.3	4.14	9,803.8	97.6	4.02
Other	35.5	0.3	3.60	36.8	0.4	3.82	40.7	0.3	2.95
Total Earning Assets [3]	16,242.3	146.6	3.64	16,133.0	144.3	3.56	16,135.3	133.5	3.33
Cash and Due from Banks	240.8			234.3			228.6
Other Assets	753.0			621.3			593.5
Total Assets	$17,236.1			$16,988.6			$16,957.4

Interest-Bearing Liabilities
Interest-Bearing Deposits
Demand	$2,939.9	1.5	0.20	$2,888.3	1.5	0.20	$2,978.1	0.8	0.10
Savings	5,760.8	6.7	0.47	5,494.5	4.5	0.32	5,366.3	2.1	0.16
Time	1,703.4	7.1	1.69	1,800.7	7.2	1.59	1,713.5	4.7	1.11
Total Interest-Bearing Deposits	10,404.1	15.3	0.60	10,183.5	13.2	0.51	10,057.9	7.6	0.31
Short-Term Borrowings	31.1	0.2	2.49	89.6	0.5	2.31	19.1	0.1	1.45
Securities Sold Under Agreements to Repurchase	504.3	4.6	3.63	504.3	4.7	3.62	505.3	4.5	3.61
Other Debt	120.0	0.7	2.55	145.2	0.7	1.85	257.1	1.0	1.54
Total Interest-Bearing Liabilities	11,059.5	20.8	0.76	10,922.6	19.1	0.69	10,839.4	13.2	0.49
Net Interest Income		$125.8			$125.2			$120.3
Interest Rate Spread			2.88%			2.87%			2.84%
Net Interest Margin			3.12%			3.10%			3.00%
Noninterest-Bearing Demand Deposits	4,567.3			4,596.0			4,662.4
Other Liabilities	341.9			215.3			220.0
Shareholders' Equity	1,267.4			1,254.7			1,235.6
Total Liabilities and Shareholders' Equity	$17,236.1			$16,988.6			$16,957.4

[1] Non-performing loans and leases are included in the respective average loan and lease balances. Income, if any, on such loans and leases is recognized on a cash basis.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.
[3] Interest income includes taxable-equivalent basis adjustments, based upon a federal statutory tax rate of 21%, of $981,000, $1,263,000, and $1,344,000 for the three months ended March 31, 2019, December 31, 2018, and March 31, 2018, respectively.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis			Table 8a
	Three Months Ended March 31, 2019
	Compared to December 31, 2018
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Funds Sold	$0.7	$0.1	$0.8
Investment Securities
Available-for-Sale
Taxable	0.8	0.7	1.5
Non-Taxable	(2.2)	0.8	(1.4)
Held-to-Maturity
Taxable	0.1	0.4	0.5
Non-Taxable	(0.1)	—	(0.1)
Total Investment Securities	(1.4)	1.9	0.5
Loans Held for Sale	—	(0.1)	(0.1)
Loans and Leases
Commercial and Industrial	0.1	0.9	1.0
Commercial Mortgage	0.3	0.4	0.7
Construction	(0.4)	0.1	(0.3)
Commercial Lease Financing	(0.1)	—	(0.1)
Residential Mortgage	0.6	(0.2)	0.4
Home Equity	0.2	0.2	0.4
Automobile	0.2	(0.2)	—
Other [2]	(0.1)	(0.8)	(0.9)
Total Loans and Leases	0.8	0.4	1.2
Other	—	(0.1)	(0.1)
Total Change in Interest Income	0.1	2.2	2.3

Change in Interest Expense:
Interest-Bearing Deposits
Savings	0.2	2.0	2.2
Time	(0.5)	0.4	(0.1)
Total Interest-Bearing Deposits	(0.3)	2.4	2.1
Short-Term Borrowings	(0.4)	0.1	(0.3)
Securities Sold Under Agreements to Repurchase	—	(0.1)	(0.1)
Other Debt	(0.1)	0.1	—
Total Change in Interest Expense	(0.8)	2.5	1.7

Change in Net Interest Income	$0.9	$(0.3)	$0.6

[1] The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis			Table 8b
	Three Months Ended March 31, 2019
	Compared to March 31, 2018
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Funds Sold	$0.2	$0.5	$0.7
Investment Securities
Available-for-Sale
Taxable	—	2.6	2.6
Non-Taxable	(2.6)	0.9	(1.7)
Held-to-Maturity
Taxable	(1.4)	2.1	0.7
Non-Taxable	(0.1)	—	(0.1)
Total Investment Securities	(4.1)	5.6	1.5
Loans and Leases
Commercial and Industrial	0.8	2.7	3.5
Commercial Mortgage	2.2	2.1	4.3
Construction	(0.5)	0.3	(0.2)
Commercial Lease Financing	(0.1)	—	(0.1)
Residential Mortgage	2.0	0.2	2.2
Home Equity	0.8	0.7	1.5
Automobile	1.2	(0.8)	0.4
Other [2]	0.2	(0.9)	(0.7)
Total Loans and Leases	6.6	4.3	10.9
Other	(0.2)	0.2	—
Total Change in Interest Income	2.5	10.6	13.1

Change in Interest Expense:
Interest-Bearing Deposits
Demand	—	0.7	0.7
Savings	0.2	4.4	4.6
Time	—	2.4	2.4
Total Interest-Bearing Deposits	0.2	7.5	7.7
Short-Term Borrowings	0.1	—	0.1
Securities Sold Under Agreements to Repurchase	—	0.1	0.1
Other Debt	(0.7)	0.4	(0.3)
Total Change in Interest Expense	(0.4)	8.0	7.6

Change in Net Interest Income	$2.9	$2.6	$5.5

[1] The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries
Salaries and Benefits			Table 9
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands)	2019	2018	2018
Salaries	$32,480	$33,603	$32,704
Incentive Compensation	5,904	5,715	5,178
Share-Based Compensation	3,079	1,417	2,081
Commission Expense	930	1,158	954
Retirement and Other Benefits	5,107	4,369	4,841
Payroll Taxes	4,247	2,277	4,172
Medical, Dental, and Life Insurance	4,465	5,237	3,461
Separation Expense	374	1,080	1,031
Total Salaries and Benefits	$56,586	$54,856	$54,422

Bank of Hawaii Corporation and Subsidiaries
Loan and Lease Portfolio Balances					Table 10
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2019	2018	2018	2018	2018
Commercial
Commercial and Industrial	$1,331,345	$1,331,149	$1,314,609	$1,282,967	$1,329,096
Commercial Mortgage	2,381,213	2,302,356	2,237,020	2,169,357	2,097,339
Construction	132,775	170,061	176,447	185,350	186,530
Lease Financing	154,919	176,226	172,232	178,598	179,771
Total Commercial	4,000,252	3,979,792	3,900,308	3,816,272	3,792,736
Consumer
Residential Mortgage	3,702,553	3,673,796	3,596,627	3,548,444	3,505,239
Home Equity	1,698,666	1,681,442	1,625,208	1,622,314	1,601,698
Automobile	676,730	658,133	625,086	592,705	558,468
Other [1]	470,408	455,611	483,833	473,588	458,487
Total Consumer	6,548,357	6,468,982	6,330,754	6,237,051	6,123,892
Total Loans and Leases	$10,548,609	$10,448,774	$10,231,062	$10,053,323	$9,916,628

Deposits
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2019	2018	2018	2018	2018
Consumer	$7,944,793	$7,726,731	$7,627,527	$7,672,435	$7,665,926
Commercial	6,162,042	6,098,186	5,967,343	5,921,414	5,897,194
Public and Other	1,160,475	1,202,325	1,248,465	1,349,509	1,394,013
Total Deposits	$15,267,310	$15,027,242	$14,843,335	$14,943,358	$14,957,133

[1] Comprised of other revolving credit, installment, and lease financing.

Bank of Hawaii Corporation and Subsidiaries
Non-Performing Assets and Accruing Loans and Leases Past Due 90 Days or More					Table 11
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2019	2018	2018	2018	2018
Non-Performing Assets
Non-Accrual Loans and Leases
Commercial
Commercial and Industrial	$393	$542	$1,205	$917	$986
Commercial Mortgage	5,911	2,040	652	659	1,367
Total Commercial	6,304	2,582	1,857	1,576	2,353
Consumer
Residential Mortgage	5,599	5,321	6,359	6,722	6,725
Home Equity	2,797	3,671	3,673	3,933	3,890
Total Consumer	8,396	8,992	10,032	10,655	10,615
Total Non-Accrual Loans and Leases	14,700	11,574	11,889	12,231	12,968
Foreclosed Real Estate	3,225	1,356	1,909	2,926	2,768
Total Non-Performing Assets	$17,925	$12,930	$13,798	$15,157	$15,736

Accruing Loans and Leases Past Due 90 Days or More
Commercial
Commercial and Industrial	$66	$10	$—	$2	$—
Commercial Mortgage	—	—	—	5,680	—
Total Commercial	66	10	—	5,682	—
Consumer
Residential Mortgage	$903	$2,446	$2,426	$2,281	$2,927
Home Equity	3,381	2,684	3,112	3,016	3,013
Automobile	734	513	829	674	333
Other [1]	1,033	914	1,727	1,660	1,895
Total Consumer	6,051	6,557	8,094	7,631	8,168
Total Accruing Loans and Leases Past Due 90 Days or More	$6,117	$6,567	$8,094	$13,313	$8,168
Restructured Loans on Accrual Status
and Not Past Due 90 Days or More	$48,571	$48,731	$49,462	$50,212	$56,743
Total Loans and Leases	$10,548,609	$10,448,774	$10,231,062	$10,053,323	$9,916,628

Ratio of Non-Accrual Loans and Leases to Total Loans and Leases	0.14%	0.11%	0.12%	0.12%	0.13%

Ratio of Non-Performing Assets to Total Loans and Leases
and Foreclosed Real Estate	0.17%	0.12%	0.13%	0.15%	0.16%

Ratio of Commercial Non-Performing Assets to Total Commercial Loans
and Leases and Commercial Foreclosed Real Estate	0.16%	0.06%	0.05%	0.04%	0.06%

Ratio of Consumer Non-Performing Assets to Total Consumer Loans
and Leases and Consumer Foreclosed Real Estate	0.18%	0.16%	0.19%	0.22%	0.22%

Ratio of Non-Performing Assets and Accruing Loans and Leases
Past Due 90 Days or More to Total Loans and Leases
and Foreclosed Real Estate	0.23%	0.19%	0.21%	0.28%	0.24%

Quarter to Quarter Changes in Non-Performing Assets
Balance at Beginning of Quarter	$12,930	$13,798	$15,157	$15,736	$16,120
Additions	8,217	4,509	2,030	1,949	2,332
Reductions
Payments	(989)	(3,759)	(415)	(1,847)	(1,251)
Return to Accrual Status	(316)	(605)	(1,420)	(126)	(1,270)
Sales of Foreclosed Real Estate	—	(653)	(1,301)	(421)	—
Charge-offs/Write-downs	(1,917)	(360)	(253)	(134)	(195)
Total Reductions	(3,222)	(5,377)	(3,389)	(2,528)	(2,716)
Balance at End of Quarter	$17,925	$12,930	$13,798	$15,157	$15,736

[1] Comprised of other revolving credit, installment, and lease financing.

Bank of Hawaii Corporation and Subsidiaries
Reserve for Credit Losses			Table 12
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands)	2019	2018	2018
Balance at Beginning of Period	$113,515	$115,512	$114,168
Loans and Leases Charged-Off
Commercial
Commercial and Industrial	(370)	(365)	(206)
Commercial Mortgage	(1,616)	—	—
Consumer
Residential Mortgage	(4)	(1)	(97)
Home Equity	(295)	(406)	(91)
Automobile	(1,753)	(2,335)	(2,254)
Other [1]	(2,790)	(3,781)	(3,340)
Total Loans and Leases Charged-Off	(6,828)	(6,888)	(5,988)
Recoveries on Loans and Leases Previously Charged-Off
Commercial
Commercial and Industrial	501	803	328
Consumer
Residential Mortgage	484	112	220
Home Equity	588	367	625
Automobile	881	949	599
Other [1]	704	660	683
Total Recoveries on Loans and Leases Previously Charged-Off	3,158	2,891	2,455
Net Loans and Leases Charged-Off	(3,670)	(3,997)	(3,533)
Provision for Credit Losses	3,000	2,000	4,125
Balance at End of Period [2]	$112,845	$113,515	$114,760

Components
Allowance for Loan and Lease Losses	$106,023	$106,693	$107,938
Reserve for Unfunded Commitments	6,822	6,822	6,822
Total Reserve for Credit Losses	$112,845	$113,515	$114,760

Average Loans and Leases Outstanding	$10,467,321	$10,320,051	$9,803,753

Ratio of Net Loans and Leases Charged-Off to
Average Loans and Leases Outstanding (annualized)	0.14%	0.15%	0.15%
Ratio of Allowance for Loan and Lease Losses to Loans and Leases Outstanding	1.01%	1.02%	1.09%

[1] Comprised of other revolving credit, installment, and lease financing.
[2] Included in this analysis is activity related to the Company's reserve for unfunded commitments, which is separately recorded in other liabilities in the Consolidated Statements of Condition.

Bank of Hawaii Corporation and Subsidiaries
Business Segments Selected Financial Information					Table 13
			Investment
			Services and
	Retail	Commercial	Private	Treasury	Consolidated
(dollars in thousands)	Banking	Banking	Banking	and Other	Total
Three Months Ended March 31, 2019
Net Interest Income	$66,154	$47,290	$10,198	$1,195	$124,837
Provision for Credit Losses	2,241	1,446	(17)	(670)	3,000
Net Interest Income After Provision for Credit Losses	63,913	45,844	10,215	1,865	121,837
Noninterest Income	21,233	7,061	13,245	2,140	43,679
Noninterest Expense	(52,524)	(20,955)	(16,903)	(2,675)	(93,057)
Income Before Provision for Income Taxes	32,622	31,950	6,557	1,330	72,459
Provision for Income Taxes	(8,105)	(6,002)	(1,729)	2,176	(13,660)
Net Income	$24,517	$25,948	$4,828	$3,506	$58,799
Total Assets as of March 31, 2019	$6,454,127	$4,004,176	$341,979	$6,646,131	$17,446,413

Three Months Ended March 31, 2018
Net Interest Income	$64,397	$42,898	$9,887	$1,774	$118,956
Provision for Credit Losses	3,743	(151)	(60)	593	4,125
Net Interest Income After Provision for Credit Losses	60,654	43,049	9,947	1,181	114,831
Noninterest Income	19,253	5,642	13,670	5,470	44,035
Noninterest Expense	(54,599)	(20,332)	(16,207)	(3,246)	(94,384)
Income Before Provision for Income Taxes	25,308	28,359	7,410	3,405	64,482
Provision for Income Taxes	(6,291)	(6,824)	(1,954)	4,627	(10,442)
Net Income	$19,017	$21,535	$5,456	$8,032	$54,040
Total Assets as of March 31, 2018	$6,041,271	$3,771,678	$332,454	$6,990,627	$17,136,030

Bank of Hawaii Corporation and Subsidiaries
Selected Quarterly Financial Data					Table 14
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, except per share amounts)	2019	2018	2018	2018	2018
Quarterly Operating Results
Interest Income
Interest and Fees on Loans and Leases	$108,511	$107,404	$104,248	$101,311	$97,634
Income on Investment Securities
Available-for-Sale	13,432	13,043	12,588	12,380	12,141
Held-to-Maturity	21,921	21,482	20,821	20,711	21,296
Deposits	15	10	10	(4)	18
Funds Sold	1,444	727	1,393	846	757
Other	319	352	364	341	300
Total Interest Income	145,642	143,018	139,424	135,585	132,146
Interest Expense
Deposits	15,284	13,172	10,931	9,459	7,581
Securities Sold Under Agreements to Repurchase	4,571	4,671	4,667	4,617	4,564
Funds Purchased	157	440	33	83	53
Short-Term Borrowings	36	88	28	13	16
Other Debt	757	674	838	917	976
Total Interest Expense	20,805	19,045	16,497	15,089	13,190
Net Interest Income	124,837	123,973	122,927	120,496	118,956
Provision for Credit Losses	3,000	2,000	3,800	3,500	4,125
Net Interest Income After Provision for Credit Losses	121,837	121,973	119,127	116,996	114,831
Noninterest Income
Trust and Asset Management	10,761	10,558	10,782	11,356	11,181
Mortgage Banking	2,287	2,148	1,965	2,179	2,145
Service Charges on Deposit Accounts	7,364	7,562	7,255	6,865	7,129
Fees, Exchange, and Other Service Charges	14,208	14,576	14,173	14,400	14,333
Investment Securities Gains (Losses), Net	(835)	(841)	(729)	(1,702)	(666)
Annuity and Insurance	2,578	1,409	1,360	1,847	1,206
Bank-Owned Life Insurance	1,710	1,941	1,620	1,796	1,842
Other	5,606	4,755	5,056	4,557	6,865
Total Noninterest Income	43,679	42,108	41,482	41,298	44,035
Noninterest Expense
Salaries and Benefits	56,586	54,856	51,782	52,148	54,422
Net Occupancy	7,594	8,918	8,702	8,588	8,534
Net Equipment	6,833	6,364	6,116	5,845	5,527
Data Processing	4,526	5,151	4,241	4,563	3,891
Professional Fees	2,453	2,467	2,206	2,546	2,773
FDIC Insurance	1,269	1,336	2,057	2,182	2,157
Other	13,796	16,819	15,434	14,919	17,080
Total Noninterest Expense	93,057	95,911	90,538	90,791	94,384
Income Before Provision for Income Taxes	72,459	68,170	70,071	67,503	64,482
Provision for Income Taxes	13,660	14,259	13,138	12,785	10,442
Net Income	$58,799	$53,911	$56,933	$54,718	$54,040

Basic Earnings Per Share	$1.44	$1.30	$1.37	$1.31	$1.29
Diluted Earnings Per Share	$1.43	$1.30	$1.36	$1.30	$1.28

Balance Sheet Totals
Loans and Leases	$10,548,609	$10,448,774	$10,231,062	$10,053,323	$9,916,628
Total Assets	17,446,413	17,143,974	16,991,734	17,124,162	17,136,030
Total Deposits	15,267,310	15,027,242	14,843,335	14,943,358	14,957,133
Total Shareholders' Equity	1,269,690	1,268,200	1,253,327	1,247,717	1,241,193

Performance Ratios
Return on Average Assets	1.38%	1.26%	1.33%	1.30%	1.29%
Return on Average Shareholders' Equity	18.81	17.05	18.06	17.68	17.74
Efficiency Ratio [1]	55.22	57.75	55.07	56.12	57.91
Net Interest Margin [2]	3.12	3.10	3.07	3.04	3.00

[1] Efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and noninterest income).
[2] Net interest margin is defined as net interest income, on a taxable-equivalent basis, as a percentage of average earning assets.

Bank of Hawaii Corporation and Subsidiaries
Hawaii Economic Trends						Table 15
	Two Months Ended		Year Ended
($ in millions; jobs in thousands)	February 28, 2019		December 31, 2018		December 31, 2017
Hawaii Economic Trends
State General Fund Revenues [1]	$1,200.3	(2.9)%	$6,933.1	6.9%	$6,485.0	4.3%
General Excise and Use Tax Revenue [1]	$640.5	(5.2)%	$3,426.5	2.3%	$3,349.8	4.5%
Jobs [2]	656.5		660.0		664.5

				March 31,	December 31,
(spot rates)				2019	2018	2017
Unemployment [3]
Statewide, seasonally adjusted				2.8%	2.5%	2.1%

Oahu				2.7	2.2	1.7
Island of Hawaii				3.7	2.9	2.0
Maui				2.8	2.3	1.8
Kauai				3.0	2.3	1.7

			March 31,	December 31,
(percentage change, except months of inventory)			2019	2018	2017	2016
Housing Trends (Single Family Oahu) [4]
Median Home Price			2.0%	4.6%	2.7%	5.0%
Home Sales Volume (units)			(5.7)%	(7.7)%	6.3%	6.5%
Months of Inventory			3.4	2.8	2.1	2.5

			Monthly Visitor Arrivals,		Percentage Change
(in thousands)			Not Seasonally Adjusted		from Previous Year
Tourism [5]

February 28, 2019				782.6		0.5
January 31, 2019				820.6		3.0
December 31, 2018				910.1		3.4
November 30, 2018				782.0		4.3
October 31, 2018				770.4		4.4
September 30, 2018				724.9		3.5
August 31, 2018				845.1		3.2
July 31, 2018				939.4		5.3
June 30, 2018				897.1		7.3
May 31, 2018				804.1		7.0
April 30, 2018				803.0		6.6
March 31, 2018				903.6		12.5
February 28, 2018				778.6		10.3
January 31, 2018				796.5		5.4
December 31, 2017				880.4		6.3
November 30, 2017				749.5		7.5
October 31, 2017				737.6		2.9
September 30, 2017				700.5		4.9
August 31, 2017				818.6		4.8
July 31, 2017				891.9		6.8
June 30, 2017				835.9		4.5
May 31, 2017				751.2		4.5
April 30, 2017				753.0		7.5
March 31, 2017				802.8		2.1
February 28, 2017				706.1		2.5
January 31, 2017				756.0		4.9

[1] Source: Hawaii Department of Business, Economic Development & Tourism
[2] Source: U. S. Bureau of Labor Statistics
[3] Source: Hawaii Department of Labor and Industrial Relations, County jobs data not seasonally adjusted.
[4] Source: Honolulu Board of REALTORS
[5] Source: Hawaii Tourism Authority